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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)
                                                                                          SIX MONTHS
EXCLUDING INTEREST ON DEPOSITS:                                                             ENDED
                                                                                           JUNE 30
                                    1994     1993      1992      1991       1990         1995      1994
                                   -------  -------   -------   -------    -------      -------   -------

FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)            5,906     6,324     5,826    5,973      9,414        2,083    4,052
  INTEREST FACTOR IN RENT EXPENSE     143       147       162      171        173           71       72
  DIVIDENDS - PREFERRED STOCK         505(A)    465       416      271(A)     361          308      283(A)
                                    -------   -------  -------  -------     -------     -------   -------
    TOTAL FIXED CHARGES             6,554     6,936     6,404    6,415      9,948        2,462    4,407

INCOME:
  NET INCOME(LOSS)                  3,442(B)  1,919(C)    722     (914)(D)    318(E)     1,682    1,486(B)
  INCOME TAXES                      1,189       941       696      677        508        1,075      635
  FIXED CHARGES (EXCLUDING
   PREFERRED STOCK DIVIDENDS)       6,049     6,471     5,988    6,144      9,587        2,154    4,124
                                   -------   -------   -------  -------    -------      -------   -------
    TOTAL INCOME                   10,660     9,331     7,406    5,907     10,413        4,911    6,245
                                  =======   =======    =======  =======    =======      =======   =======
RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS     1.63      1.35      1.16     0.92(F)    1.05         1.99     1.42
                                  =======   =======    =======  =======    =======      =======   =======
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                 14,902    16,121   16,327    17,089     23,798        6,517     9,111
  INTEREST FACTOR IN RENT EXPENSE     143       147      162       171        173           71        72
  DIVIDENDS - PREFERRED STOCK         505(A)    465      416       271(A)     361          308       283(A)
                                    -------  -------   -------  -------    -------       ------    ------
    TOTAL FIXED CHARGES            15,550    16,733   16,905    17,531     24,332        6,896     9,466

INCOME:
  NET INCOME(LOSS)                  3,422(B)  1,919(C)   722       (914)(D)   318(E)     1,682     1,486(B)
   INCOME TAXES                     1,189       941      696        677       508        1,075       635
  FIXED CHARGES (EXCLUDING
   PREFERRED STOCK DIVIDENDS)      15,045    16,268   16,489     17,260     23,971       6,588     9,183
                                  -------   -------   -------   -------    -------      -------    ------
    TOTAL INCOME                   19,656    19,128   17,907     17,023     24,797       9,345    11,304
                                  =======   =======  =======    =======    =======      =======    ======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.26      1.14      1.06     0.97(F)     1.02         1.36      1.19
                                  =======   =======   =======   =======     ======       =======    ======


(A) CALCULATED ON AN ASSUMED TAX RATE OF 37% FOR THE SIX MONTHS ENDED JUNE 30, 1994, 29% AND 34% FOR THE FULL YEAR OF 1994 AND 1991, RESPECTIVELY.
(B) NET INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND THE FULL YEAR 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR  ENDED  DECEMBER  31,  1993  EXCLUDES  THE
CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES OF $508 MILLION.
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